Form N-SAR, Sub-Item 77C
Submission of matters to a vote of security holders

Nuveen Investment Funds, Inc.
811-05309

A special meeting of shareholders was held at the offices of FAF Advisors, Inc., on December 17,
2010. At this meeting shareholders were asked to approve an investment advisory agreement with Nuveen Asset Management and an investment sub-advisory agreement between Nuveen Asset
Management and Nuveen Asset Management, LLC.

The results of the vote for the new Investment
Management Agreement and Sub-Advisory
agreement were as follows:

 <c>Nuveen Core Bond Fund
<c> Nuveen High Income
 Bond Fund
<c> Nuveen Inflation Protected
Securities Fund
To approve an investment advisory
agreement with Nuveen Asset
Management and an investment sub-
advisory agreement between Nuveen
Asset Management and Nuveen Asset
Management, LLC.



   For
                84,701,158
            39,254,456
                13,211,937
   Against
                     167,783
                   69,703
                       48,188
   Abstain
                     874,527
                   68,372
                         9,817
   Broker Non-Votes
                  5,514,543
              3,527,657
                  1,337,477
      Total
                91,258,011
            42,920,188
                14,607,419




<c> Nuveen Intermediate Government Bond Fund
<c> Nuveen Intermediate Term Bond Fund
<c> Nuveen Short Term Bond Fund
<c> Nuveen Total Return  Bond Fund
To approve an investment advisory
agreement with Nuveen Asset
Management and an investment sub-
advisory agreement between Nuveen
Asset Management and Nuveen Asset
Management, LLC.




   For
            14,025,405
             52,914,467
             50,401,541
             50,264,660
   Against
                   12,995
                  110,514
                  150,981
                    74,869
   Abstain
                   15,586
                    62,269
                    86,129
                  145,615
   Broker Non-Votes
              1,281,497
               1,701,659
               5,907,413
               3,304,660
      Total
            15,335,483
             54,788,909
             56,546,064
             53,789,804

Proxy materials are herein incorporated by reference to the SEC filing on November 10, 2010 , under Conformed Submission Type
Def 14A, accession number 0000950123-10-103870.